Calculation of Filing Fee Tables
S-3
TAO Synergies Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share, underlying shares of Series E convertible preferred stock	457(a)	11,505,518	$ 8.00	$ 92,044,144.00	0.0001381	$ 12,711.30
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share, underlying Investor Warrants	457(a)	10,714,286	$ 8.00	$ 85,714,288.00	0.0001381	$ 11,837.14
Fees to be Paid	3	Equity	Common stock, $0.0001 par value per share, underlying Placement Agent Warrants	457(a)	82,500	$ 8.00	$ 660,000.00	0.0001381	$ 91.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 178,418,432.00		$ 24,639.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,639.59
Offering Note
[1]	This Registration Statement registers 22,302,303 shares of common stock, par value $0.0001 per share (the "Common Stock"), of TAO Synergies Inc. (the "Company"), issuable upon (i) the conversion of shares of Series E convertible preferred stock, (ii) exercise of warrants (the "Investor Warrants") that were sold in a private placement, and (iii) exercise of warrants that were issued pursuant to the engagement letter between the Company and GP Nurmenkari Inc. as consideration for placement agent services in connection with the Offering (the "Placement Agent Warrants"). Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on November 6, 2025, a date within five business days prior to filing this Registration Statement.

[2]	This Registration Statement registers 22,302,303 shares of Common Stock, of the Company, issuable upon (i) the conversion of shares of Series E convertible preferred stock, (ii) exercise of the Investor Warrants that were sold in a private placement, and (iii) exercise of the Placement Agent Warrants. Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on November 6, 2025, a date within five business days prior to filing this Registration Statement.

[3]	This This Registration Statement registers 22,302,303 shares of Common Stock, of the Company, issuable upon (i) the conversion of shares of Series E convertible preferred stock, (ii) exercise of the Investor Warrants that were sold in a private placement, and (iii) exercise of the Placement Agent Warrants. Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on November 6, 2025, a date within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A